Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com
Thermo Fisher Scientific Reports Fourth Quarter and Full Year 2024 Results

WALTHAM, Mass. (January 30, 2025) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Full Year 2024 Highlights

•Fourth quarter revenue grew 5% to $11.40 billion.
•Fourth quarter GAAP diluted earnings per share (EPS) grew 14% to $4.78.
•Fourth quarter adjusted EPS grew 8% to $6.10.

•Full year revenue was $42.88 billion, flat versus prior year.
•Full year GAAP diluted earnings per share (EPS) grew 7% to $16.53.
•Full year adjusted EPS grew 1% to $21.86.

•Further strengthened our industry leadership throughout the year by advancing our trusted partner status with customers, gaining market share and delivering differentiated financial performance, including strong revenue and earnings growth in the fourth quarter.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products in 2024, highlighted by the groundbreaking Thermo Scientific™ Iliad™ (Scanning) Transmission Electron Microscope, the Thermo Scientific™ Stellar™ mass spectrometer, the Thermo Scientific™ Dionex™ Inuvion™ Ion Chromatography system, and the Applied Biosystems™ MagMAX™ Sequential DNA/RNA kit. During the fourth quarter, we launched the Thermo Scientific™ iCAP™ MX Series ICP-MS, an inductively coupled mass spectrometry platform designed to streamline trace elemental analysis for environmental, food, industrial and research laboratories; and new additions to the Gibco™ CTS™ Detachable Dynabeads™ platform to further enhance cell therapy development and production.

•Continued to strengthen our industry-leading commercial engine and deepen our trusted partner status with customers to accelerate their innovation and enhance their productivity. Highlights included the introduction of Accelerator™ Drug Development in the fourth quarter. This integrated offering combines our unique expertise and capabilities in clinical research services and contract manufacturing to streamline the drug development process, enabling increased speed, simplicity and scalability, helping our customers to improve the return on their R&D investments. During the year, we also continued to expand collaborations with our customers, highlighted by the recently announced partnership with the University of Arkansas for Medical Sciences (UAMS) to establish the Thermo Fisher Scientific Center of Excellence for Proteomics at UAMS and, earlier in the year, the partnership with the National Cancer Institute on the myeloMATCH precision medicine umbrella trial.

•Continued to successfully execute our capital deployment strategy in 2024. During the year we completed the acquisition of Olink, a leading provider of advanced solutions for proteomics research. Additionally in the year, we returned $4.6 billion of capital to shareholders through stock buybacks and dividends.

“We finished 2024 with excellent financial performance, delivering strong growth on the top and bottom line in the fourth quarter,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “We drove meaningful share gain and enabled the success of our customers, by leveraging our proven growth strategy and PPI Business System, capping off another year of differentiated performance.”

Casper added, “We are in a great position to deliver excellent performance in 2025 as we continue to create value for all of our stakeholders and build an even brighter future for our company.”

Fourth Quarter 2024

Revenue for the quarter grew 5% to $11.40 billion in 2024 versus $10.89 billion in the same quarter of 2023. Organic revenue growth was 4% and Core organic revenue growth was 5%.

GAAP Earnings Results

GAAP diluted EPS in the fourth quarter of 2024 was $4.78, versus $4.20 in the same quarter last year. GAAP operating income for the fourth quarter of 2024 was $2.02 billion, compared with $1.85 billion in the year-ago quarter. GAAP operating margin was 17.7%, compared with 17.0% in the fourth quarter of 2023.

Non-GAAP Earnings Results

Adjusted EPS in the fourth quarter of 2024 was $6.10, versus $5.67 in the fourth quarter of 2023. Adjusted operating income for the fourth quarter of 2024 was $2.72 billion, compared with $2.55 billion in the year-ago quarter. Adjusted operating margin was 23.9%, compared with 23.4% in the fourth quarter of 2023.

Full Year 2024

Revenue for the full year was $42.88 billion in 2024 versus $42.86 billion in 2023. Organic revenue and Core organic revenue growth were flat.

GAAP Earnings Results

Full year GAAP diluted EPS was $16.53, versus $15.45 in 2023. GAAP operating income for the full year 2024 was $7.34 billion, compared with $6.86 billion in 2023. GAAP operating margin was 17.1%, compared with 16.0% for 2023.

Non-GAAP Earnings Results

Adjusted EPS for the full year 2024 was $21.86, versus $21.55 for 2023. Adjusted operating income for the full year was $9.71 billion, compared with $9.81 billion in 2023. Adjusted operating margin was 22.6%, compared with 22.9% in 2023.

Annual Guidance for 2025

The company will provide 2025 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation
Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, January 30, 2025 at 8:30 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 706921. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through February 13, 2025.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$11,395		$10,886
Costs and operating expenses:
Cost of revenues (a)	6,492	57.0%	6,390	58.7%
Selling, general and administrative expenses (b)	1,846	16.2%	1,672	15.4%
Amortization of acquisition-related intangible assets	438	3.8%	563	5.2%
Research and development expenses	374	3.3%	327	3.0%
Restructuring and other costs (c)	228	2.0%	80	0.7%
Total costs and operating expenses	9,379	82.3%	9,032	83.0%
Operating income	2,016	17.7%	1,854	17.0%
Interest income	227		309
Interest expense	(316)		(390)
Other income/(expense) (d)	14		(33)
Income before income taxes	1,941		1,740
Benefit from/(provision for) income taxes (e)	(150)		(133)
Equity in earnings/(losses) of unconsolidated entities	33		(1)
Net income	1,824		1,606
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	(6)		(24)
Net income attributable to Thermo Fisher Scientific Inc.	$1,830	16.1%	$1,630	15.0%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.79		$4.22
Diluted	$4.78		$4.20
Weighted average shares:
Basic	382		387
Diluted	383		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$2,016	17.7%	$1,854	17.0%
Cost of revenues adjustments (a)	22	0.2%	22	0.2%
Selling, general and administrative expenses adjustments (b)	16	0.1%	31	0.3%
Restructuring and other costs (c)	228	2.0%	80	0.7%
Amortization of acquisition-related intangible assets	438	3.8%	563	5.2%
Adjusted operating income (non-GAAP measure)	$2,720	23.9%	$2,550	23.4%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,830		$1,630
Cost of revenues adjustments (a)	22		22
Selling, general and administrative expenses adjustments (b)	16		31
Restructuring and other costs (c)	228		80
Amortization of acquisition-related intangible assets	438		563
Other income/expense adjustments (d)	(11)		14
Benefit from/(provision for) income taxes adjustments (e)	(138)		(111)
Equity in earnings/losses of unconsolidated entities	(33)		1
Noncontrolling interests adjustments (f)	(14)		(27)
Adjusted net income (non-GAAP measure)	$2,338		$2,203

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.78		$4.20
Cost of revenues adjustments (a)	0.06		0.06
Selling, general and administrative expenses adjustments (b)	0.04		0.08
Restructuring and other costs (c)	0.60		0.20
Amortization of acquisition-related intangible assets	1.14		1.45
Other income/expense adjustments (d)	(0.03)		0.04
Benefit from/(provision for) income taxes adjustments (e)	(0.36)		(0.29)
Equity in earnings/losses of unconsolidated entities	(0.08)		0.00
Noncontrolling interests adjustments (f)	(0.04)		(0.07)
Adjusted EPS (non-GAAP measure)	$6.10		$5.67

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$3,289		$3,723
Purchases of property, plant and equipment	(480)		(405)
Proceeds from sale of property, plant and equipment	17		11
Free cash flow (non-GAAP measure)	$2,826		$3,329

Business Segment Information	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$2,604	22.9%	$2,469	22.7%
Analytical Instruments	2,186	19.2%	2,037	18.7%
Specialty Diagnostics	1,157	10.2%	1,105	10.2%
Laboratory Products and Biopharma Services	5,936	52.1%	5,719	52.5%
Eliminations	(487)	-4.3%	(444)	-4.1%
Consolidated revenues	$11,395	100.0%	$10,886	100.0%

Segment income and segment income margin
Life Sciences Solutions	$952	36.6%	$895	36.2%
Analytical Instruments	666	30.5%	587	28.8%
Specialty Diagnostics	273	23.6%	264	23.9%
Laboratory Products and Biopharma Services	828	14.0%	804	14.0%
Subtotal reportable segments	2,720	23.9%	2,550	23.4%
Cost of revenues adjustments (a)	(22)	-0.2%	(22)	-0.2%
Selling, general and administrative expenses adjustments (b)	(16)	-0.1%	(31)	-0.3%
Restructuring and other costs (c)	(228)	-2.0%	(80)	-0.7%
Amortization of acquisition-related intangible assets	(438)	-3.8%	(563)	-5.2%
Consolidated GAAP operating income	$2,016	17.7%	$1,854	17.0%

(a) Adjusted results in 2024 and 2023 exclude charges for the sale of inventory revalued at the date of acquisition and accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation. Adjusted results in 2024 also exclude $3 of accelerated depreciation on fixed assets to be abandoned due to facility consolidations.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges for environmental-related matters, net charges/credits for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements. Adjusted results in 2023 also exclude $14 of net charges for pre-acquisition matters.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $304 and $276 in 2024 and 2023, respectively.

Organic and Core organic revenue growth	Three months ended
December 31, 2024
Revenue growth	5%
Acquisitions	1%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	4%
COVID-19 testing revenue	0%
Core organic revenue growth (non-GAAP measure)	5%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$42,879		$42,857
Costs and operating expenses:
Cost of revenues (a)	24,818	57.9%	25,295	59.0%
Selling, general and administrative expenses (b)	7,003	16.3%	6,569	15.3%
Amortization of acquisition-related intangible assets	1,952	4.6%	2,338	5.5%
Research and development expenses	1,390	3.2%	1,337	3.1%
Restructuring and other costs (c)	379	0.9%	459	1.1%
Total costs and operating expenses	35,542	82.9%	35,998	84.0%
Operating income	7,337	17.1%	6,859	16.0%
Interest income	1,078		879
Interest expense	(1,390)		(1,375)
Other income/(expense) (d)	12		(65)
Income before income taxes	7,037		6,298
Benefit from/(provision for) income taxes (e)	(657)		(284)
Equity in earnings/(losses) of unconsolidated entities	(42)		(59)
Net income	6,338		5,955
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	3		(40)
Net income attributable to Thermo Fisher Scientific Inc.	$6,335	14.8%	$5,995	14.0%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$16.58		$15.52
Diluted	$16.53		$15.45
Weighted average shares:
Basic	382		386
Diluted	383		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$7,337	17.1%	$6,859	16.0%
Cost of revenues adjustments (a)	47	0.1%	95	0.2%
Selling, general and administrative expenses adjustments (b)	(8)	0.0%	59	0.1%
Restructuring and other costs (c)	379	0.9%	459	1.1%
Amortization of acquisition-related intangible assets	1,952	4.6%	2,338	5.5%
Adjusted operating income (non-GAAP measure)	$9,707	22.6%	$9,810	22.9%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$6,335		$5,995
Cost of revenues adjustments (a)	47		95
Selling, general and administrative expenses adjustments (b)	(8)		59
Restructuring and other costs (c)	379		459
Amortization of acquisition-related intangible assets	1,952		2,338
Other income/expense adjustments (d)	(19)		50
Benefit from/(provision for) income taxes adjustments (e)	(329)		(645)
Equity in earnings/losses of unconsolidated entities	42		59
Noncontrolling interests adjustments (f)	(19)		(46)
Adjusted net income (non-GAAP measure)	$8,380		$8,364

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$16.53		$15.45
Cost of revenues adjustments (a)	0.12		0.24
Selling, general and administrative expenses adjustments (b)	(0.02)		0.15
Restructuring and other costs (c)	0.99		1.18
Amortization of acquisition-related intangible assets	5.09		6.03
Other income/expense adjustments (d)	(0.05)		0.13
Benefit from/(provision for) income taxes adjustments (e)	(0.86)		(1.66)
Equity in earnings/losses of unconsolidated entities	0.11		0.15
Noncontrolling interests adjustments (f)	(0.05)		(0.12)
Adjusted EPS (non-GAAP measure)	$21.86		$21.55

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$8,667		$8,406
Purchases of property, plant and equipment	(1,400)		(1,479)
Proceeds from sale of property, plant and equipment	57		87
Free cash flow (non-GAAP measure)	$7,324		$7,014

Business Segment Information	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$9,631	22.5%	$9,977	23.3%
Analytical Instruments	7,463	17.4%	7,263	16.9%
Specialty Diagnostics	4,512	10.5%	4,405	10.3%
Laboratory Products and Biopharma Services	23,157	54.0%	23,041	53.8%
Eliminations	(1,885)	-4.4%	(1,829)	-4.3%
Consolidated revenues	$42,879	100.0%	$42,857	100.0%

Segment income and segment income margin
Life Sciences Solutions	$3,503	36.4%	$3,420	34.3%
Analytical Instruments	1,955	26.2%	1,908	26.3%
Specialty Diagnostics	1,159	25.7%	1,124	25.5%
Laboratory Products and Biopharma Services	3,090	13.3%	3,358	14.6%
Subtotal reportable segments	9,707	22.6%	9,810	22.9%
Cost of revenues adjustments (a)	(47)	-0.1%	(95)	-0.2%
Selling, general and administrative expenses adjustments (b)	8	0.0%	(59)	-0.1%
Restructuring and other costs (c)	(379)	-0.9%	(459)	-1.1%
Amortization of acquisition-related intangible assets	(1,952)	-4.6%	(2,338)	-5.5%
Consolidated GAAP operating income	$7,337	17.1%	$6,859	16.0%

(a) Adjusted results in 2024 and 2023 exclude charges for inventory write-downs associated with large-scale abandonment of product lines, accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations, and charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation. Adjusted results in 2024 also exclude $7 of accelerated depreciation on fixed assets to be abandoned due to facility consolidations.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges for environmental-related matters, net charges for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements. Adjusted results in 2023 also exclude $14 of net charges for pre-acquisition matters.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Notes:
Consolidated depreciation expense is $1,156 and $1,068 in 2024 and 2023, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Organic and Core organic revenue growth	Year ended
December 31, 2024
Revenue growth	0%
Acquisitions	0%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	0%
COVID-19 testing revenue	-1%
Core organic revenue growth (non-GAAP measure)	0%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(In millions)	2024	2023

Assets
Current assets:
Cash and cash equivalents	$4,009	$8,077
Short-term investments	1,561	3
Accounts receivable, net	8,191	8,221
Inventories	4,978	5,088
Other current assets	3,399	3,200
Total current assets	22,137	24,589
Property, plant and equipment, net	9,306	9,448
Acquisition-related intangible assets, net	15,533	16,670
Other assets	4,492	3,999
Goodwill	45,853	44,020
Total assets	$97,321	$98,726

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$2,214	$3,609
Other current liabilities	11,118	10,403
Total current liabilities	13,332	14,012
Other long-term liabilities	5,257	6,564
Long-term obligations	29,061	31,308
Redeemable noncontrolling interest	120	118
Total equity	49,551	46,724
Total liabilities, redeemable noncontrolling interest and equity	$97,321	$98,726

Condensed Consolidated Statements of Cash Flows (unaudited)

	Year ended
	December 31,	December 31,
(In millions)	2024	2023

Operating activities
Net income	$6,338	$5,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,108	3,406
Change in deferred income taxes	(1,209)	(1,300)
Other non-cash expenses, net	808	882
Changes in assets and liabilities, excluding the effects of acquisitions	(379)	(537)
Net cash provided by operating activities	8,667	8,406

Investing activities
Purchases of property, plant and equipment	(1,400)	(1,479)
Proceeds from sale of property, plant and equipment	57	87
Proceeds from cross-currency interest rate swap interest settlements	252	70
Acquisitions, net of cash acquired	(3,132)	(3,660)
Purchases of investments	(3,396)	(208)
Proceeds from sales and maturities of investments	1,770	15
Other investing activities, net	8	33
Net cash used in investing activities	(5,841)	(5,142)

Financing activities
Net proceeds from issuance of debt	1,204	5,942
Repayment of debt	(3,607)	(5,782)
Proceeds from issuance of commercial paper	—	1,620
Repayment of commercial paper	—	(1,935)
Purchases of company common stock	(4,000)	(3,000)
Dividends paid	(583)	(523)
Other financing activities, net	195	56
Net cash used in financing activities	(6,792)	(3,622)

Exchange rate effect on cash	(91)	(82)
Decrease in cash, cash equivalents and restricted cash	(4,057)	(440)
Cash, cash equivalents and restricted cash at beginning of period	8,097	8,537
Cash, cash equivalents and restricted cash at end of period	$4,040	$8,097

Free cash flow (non-GAAP measure)	$7,324	$7,014

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.